EXHIBIT 21

                                  Subsidiaries
                                of the Registrant

The following is a list of the Company's consolidated subsidiaries as of December 31, 2005:

                                                                   Percent of
                                                 State or            Voting
                                                Country of         Securities
                     Subsidiary                Organization           Owned
                     ----------                ------------           -----

The Beard Company (1)                            Oklahoma          Registrant
Advanced Internet Technologies, L.L.C. (2)       Oklahoma              71%
Beard Environmental Engineering, L.L.C. (3)      Oklahoma             100%
Beard Oil Company                                Delaware             100%
Beard Pinnacle, LLC                              Oklahoma             100%
Beard Sino-American Resources Co., Inc.          Oklahoma             100%
Beard Technologies, Inc. (4)                     Oklahoma             100%
BEE/7HBF, LLC (5)                                Oklahoma              50%
Beijing Beard Sino-American Bio-Tech
  Engineering Co., Ltd.                            China              100%
starpay. com, l.l.c.                             Oklahoma              71%
Xianghe BH Fertilizer Co., Ltd.                    China               50%
_______________

(1) The consolidated financial statements of the Company include accounts of Registrant and the subsidiaries controlled by the Registrant.

(2)  Owns 100% of starpay. com, l.l.c.

(3) Owns 100% of Beijing Beard Sino-American Bio-Tech Engineering Co., Ltd. and Beard Sino-American Resources Co., Inc. and 50% of BEE/7HBF, LLC.

(4)  Owns 100% of Beard Pinnacle, LLC.

(5)  Owns 100% of Xianghe BH Fertilizer Co., Ltd.

(6) Excludes those subsidiaries treated as equity investments, and those subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the end of the year covered by this report.